UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2008
APPLIED INDUSTRIAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Applied Plaza, Cleveland, Ohio 44115

(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (216) 426-4000.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On April 23, 2008, the Executive Organization & Compensation Committee of the Board of Directors of Applied Industrial Technologies, Inc. (“Applied”) approved a new form of change in control agreement to be entered into between Applied and each of its executive officers, replacing the existing agreements.
     Applied has long maintained change in control agreements with its executive officers that provide for the payment to the executives of severance compensation, benefits, and certain expenses in the event of termination of employment by Applied without cause or termination of employment by the executive for good reason within the three-year period following a change in control. The agreements are intended to allow Applied to retain certain key management executives and to encourage them to devote their full attention to the business in the event of a possibility of a change in control.
     The new agreement form reflects two material changes from the existing form of agreement. The first change involves various provisions added to conform to the requirements of Internal Revenue Code Section 409A. The second change deletes a provision that allowed an executive to terminate his or her employment and receive severance benefits if the termination occurred during a 30-day window period following the first anniversary of the change in control.
     The new agreement form is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
99.1 — Form of Change in Control Agreement between Applied Industrial Technologies, Inc. and certain executive officers

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC. (Registrant)
By:	/s/ Fred D. Bauer
Fred D. Bauer
Vice President-General Counsel & Secretary

Date: April 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Change in Control Agreement between Applied Industrial Technologies, Inc. and certain executive officers